Exhibit 10.27

Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Date: 13th April 2015

Ref: A-008/B15

To:	Fujairah Oil Industry Zone (FOIZ)

P.O. Box No.9900

Fujairah, UAE.

Kind Attention:

Copy to:	National Bank of Abu Dhabi- Islamic Banking Division (ADNIF),

P.O.Box No. 40057

Abu Dhabi, United Arab Emirates

FUJAIRAH OIL INDUSTRY ZONE (FOIZ) NO-OBJECTION IN RESPECT OF THE OIL STORAGE TERMINAL PROJECT BY M/s. BROOGE PETROLEUM AND GAS INVESTMENT CO. FZC IN THE EMIRATE OF FUJAIRAH

Dear Sirs,

We refer to the proposed development by Brooge Petroleum & Gas Investment Co. FZC (BPGIC) of an Oil Storage Terminal in Fujairah (the “Project”) on Property No. 130, Block A, Al Suda Region, Fujairah (the “Property”).

BPGIC in its capacity, as the Lessee , has entered into a forward lease agreement (Ijara Mawsufa Fi”l-Dhimma) with National Bank of Abu Dhabi PJSC - Islamic Banking Division (ADNIF) in respect of the project, as part of the financing made available to BPGIC by ADNIF (the Islamic Financing).

1.	PROJECT

Please note (and by acknowledging this letter confirm your no-objection) that in the context of the project and Islamic Financing:

1.1	BPGIC, a Fujairah Free Zone Company, pursuant to the Land Lease Agreement is leasing land, bearing Plot number 130, Block A, located at Al Sudah in Fujairah;
1.2	BPGIC, a Fujairah Free Zone Company shall operate from Al Sudah in Fujairah
1.3	BPGIC is the Lessee under the land lease agreement (the “Land Lease Agreement”) dated 10 Mar 2013 between Fujairah Municipality, novated to Fujairah Oil Industries Zone (FOIZ) on 01.September 2014 and Brooge Petroleum and Gas Investment Co. FZC, a company incorporated in the Fujairah Free Zone, with registration number 13-FZC-1117.
1.4	The Property is free of any administrative impediments, legal disputes, rights in rem or others’ rights, whatsoever.

Abu Dhabi, UAE
P.O.Box 29939
Tel +971 2 633 3116
Fax +971 2 633 3955
www.bpgic.com	E-mail:info@bpgic.com

1.5	BPGIC is granting mortgage over the constructed facilities required to be built on the Property in favor of ADNIF as one of the finance guarantees, and such mortgage remains valid till the date of full repayment. For clarification, the Land shall not be subject to any lien, whatsoever.
1.6	In case of the mortgage of the constructed facilities; the termination of such mortgage during the finance period may be claimed only as per a written letter by ADNIF ;
1.7	BPGIC and ADNIF are entitled to construct buildings on the Property according to the plans, drawings and schedules to be agreed upon in the finance terms.
1.8	BPGIC may not dispose of the financed constructed facilities or the leased Property or any part thereof, grant third party any rights therein, or take any other disposal that may dilute the whole or any part of the mortgage before obtaining the written consent of ADNIF and FOIZ;
1.9	The lease contract of the Property between FOIZ in its capacity as the Lessor and Brooge Petroleum and Gas Investment Company in its capacity as the Lessee must not be terminated whatsoever throughout the finance period, provided however, BPGIC is not in material breach of the terms and conditions as enunciated in the Land Lease Agreement between FOIZ & BPGIC dated September 01, 2014. If such material breach was raised; then FOIZ shall notify ADNIF in order to either rectify the breach or replace BPGIC in all the rights under the lease contract;
1.10	ADNIF is entitled to request to replace BPGIC in all the rights under the lease contract at any time during the finance period, meanwhile, BPGIC shall continue fulfilling the obligations thereof under the lease contract. Such request shall be conditional by providing proof that BPGIC is in continuous breach of fulfilling the repayment of its due finance installments.

Yours faithfully,

For and on behalf of:

Brooge Petroleum and Gas Investment Co. FZC

Name: Housam Salman Al Amri

Title: CEO / Vice Chairman

Date: 13th April 2015

We acknowledge receipt of this letter and confirm that we have no objection to any of its terms.

For and on behalf of:

FUJAIRAH OIL INDUSTRY ZONE

Name: St. Rashid Bin Hamad Al Sharqi

Title: Deputy Chairman

Date: 19.04.2015

Abu Dhabi, UAE
P.O.Box 29939
Tel +971 2 633 3116
Fax +971 2 633 3955
www.bpgic.com	E-mail:info@bpgic.com